EXHIBIT 23(b)

                           [MAY & COMPANY LETTERHEAD]



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Britton & Koontz Capital Corporation and Subsidiary on Form S-4 of our report dated January 14, 2000 which appeared in the 1999 Britton & Koontz Capital Corporation and Subsidiary Annual Report and to the delivery of this report with the joint Proxy Statement-Prospectus.

We also consent to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus.

Vicksburg, Mississippi
September 18, 2000




/s/ May and Company